Exhibit 99.B(d)(4)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

SSgA Funds Management, Inc.

As of September 15, 2014, as amended September 25, 2020 and March 14, 2022

Adviser Managed Trust

Tactical Offensive Equity Fund

Tactical Offensive Core Fixed Income Fund

Diversified Equity Fund

Core Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation	SSgA Funds Management, Inc.

By:	By:

/s/ Stephen MacRae	/s/ Ellen M. Needham

Name:	Name:

Stephen MacRae	Ellen M. Needham

Title:	Title:

Vice President	President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

SSgA Funds Management, Inc.

As of September 15, 2014, as amended September 25, 2020 and March 14, 2022

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Adviser Managed Trust

Tactical Offensive Equity Fund and Diversified Equity Fund

[REDACTED]

Tactical Offensive Core Fixed Income Fund and Core Fixed Income Fund

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	SSgA Funds Management, Inc.

By:	By:

/s/ Stephen MacRae	/s/ Ellen M. Needham

Name:	Name:

Stephen MacRae	Ellen M. Needham

Title:	Title:

Vice President	President

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